SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 APRIL 14, 2000
                Date of Report (Date of earliest event reported)


                            MEGAMEDIA NETWORKS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                   000-26801                87-0633630
         --------                  -----------               ----------
(State or other jurisdiction       (Commission            (I.R.S. Employer
 of incorporation)                 File Number)           Identification No.)

57 WEST PINE STREET
ORLANDO, FLORIDA                                                     32801
--------------------------------------                             ----------
(Address of principal executive offices)                           (Zip Code)

                                 (407) 245-3636
                                 --------------
               Registrant's telephone number, including area code

                           CURRENT REPORT ON FORM 8-K
                            MEGAMEDIA NETWORKS, INC.
                                 APRIL 14, 2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 14, 2000, MegaMedia Networks, Inc., a Delaware corporation ("MegaMedia"), through its wholly-owned subsidiary Titan Hosting, Inc., a Delaware corporation ("Titan"), acquired certain assets of City-Guide ISP, Inc., a Florida corporation ("City-Guide"), pursuant to that certain Purchase and Sale of Assets Agreement, dated April 14, 2000 (the "Purchase Agreement"), among City-Guide, David Marshlack, Dan Marshlack, Bruce C. Hammil and Mark Dolan, as shareholders of City-Guide (the "Shareholders" and, collectively with City-Guide, the "Seller"), and MegaMedia and Titan (collectively, the "Buyer"). The Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference for all purposes.

          Pursuant to the Purchase Agreement, as consideration for the acquisition of the assets described below, the Buyer delivered the following to the Seller on April 14, 2000: (i) $1,000,000 cash, which the Buyer paid out of its working capital, (ii) a convertible promissory note issued by Titan in favor of City-Guide in the principal amount of $720,000, bearing interest at the lowest rate per annum imputed by the Internal Revenue Service for a note of this nature, payable at $30,000 per month including interest, and the outstanding principal balance of which shall be convertible at any time by the Seller into shares of common stock of MegaMedia at a conversion rate of $3.00 per share (the "Note"), and (iii) 200,000 restricted shares of common stock of MegaMedia. Titan's obligations under the Note are secured by (a) a security agreement entered into between Titan and City-Guide, pursuant to which Titan grants City-Guide a security interest in certain of the assets acquired under the Purchase Agreement, and (b) an unconditional corporate guaranty of MegaMedia, pursuant to which MegaMedia guarantees the obligations of Titan under the Note. MegaMedia also entered into a registration rights agreement with the Shareholders providing for certain piggy-back registration rights for the 200,000 shares of common stock referred to in clause (iii) above.

         In addition, pursuant to the Purchase Agreement, as further consideration for the acquisition of the assets, the Buyer (i) subleased from the Seller an office lease comprised of approximately 3,586 square feet of office space, with such lease expiring October 31, 2001 and having monthly lease payments of $3,828, and (ii) assumed certain obligations of the Seller with respect to certain equipment leases.

         The assets acquired by the Buyer are comprised of customer contracts and computer and related equipment, the value of which were determined by mutual agreement of the Buyer and the Seller with reliance on, among other considerations, an independent appraisal of the assets effective March 27, 2000.

         Mark. R. Dolan, General Counsel and Secretary of MegaMedia, is the Secretary of City-Guide and, as of the date of the Purchase Agreement, was a principal shareholder of City-Guide. He is no longer a principal shareholder of City-Guide.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

EXHIBIT NO.                             DESCRIPTION
-----------                             -----------

10.1 Purchase and Sale of Assets Agreement, dated April 14, 2000, among City-Guide ISP, Inc., David Marshlack, Dan Marshlack, Bruce C. Hammil, Mark Dolan and Titan Hosting, Inc. and MegaMedia
              Networks, Inc.

10.2 Convertible Promissory Note, dated April 14, 2000, issued by Titan Hosting, Inc. in favor of City-Guide ISP, Inc. in the principal amount of $720,000.

10.3 Security Agreement, dated April 14, 2000, between Titan Hosting, Inc. and City-Guide ISP, Inc.

10.4 Unconditional Corporate Guaranty, dated April 14, 2000, executed by MegaMedia Networks, Inc.

10.5 Subscription and Registration Rights Agreement, dated April 14, 2000, between MegaMedia Networks, Inc. and City-Guide ISP, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 25, 2000

                                                MEGAMEDIA NETWORKS, INC.


                                                By: /s/ Stephen F. Noble, III
                                                    --------------------------
                                                    Stephen H. Noble, III
                                                    Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

10.1 Purchase and Sale of Assets Agreement, dated April 14, 2000, among City-Guide ISP, Inc., David Marshlack, Dan Marshlack, Bruce C. Hammil, Mark Dolan and Titan Hosting, Inc. and MegaMedia
              Networks, Inc.

10.2 Convertible Promissory Note, dated April 14, 2000, issued by Titan Hosting, Inc. in favor of City-Guide ISP, Inc. in the principal amount of $720,000.

10.3 Security Agreement, dated April 14, 2000, between Titan Hosting, Inc. and City-Guide ISP, Inc.

10.4 Unconditional Corporate Guaranty, dated April 14, 2000, executed by MegaMedia Networks, Inc.

10.5 Subscription and Registration Rights Agreement, dated April 14, 2000, between MegaMedia Networks, Inc. and City-Guide ISP, Inc.